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                                                April 30, 1999

Investors Fiduciary Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105


Ladies and Gentlemen:

      This Letter of Acceptance executed by and among The Burnham Fund, Inc., Burnham Investors Trust and Investors Fiduciary Trust Company concerns the transfer of certain rights and obligations under the Custody and Investment Accounting Agreement between Investors Fiduciary Trust Company (the "Custodian") and The Burnham Fund, Inc., a Maryland corporation (the "Corporation"), dated April 22, 1998 (the "Agreement") by the Corporation to Burnham Investors Trust, a Delaware business trust (the "Trust").

      The Trust hereby agrees to assume all of the Corporation's rights and obligations under the Agreement and all modifications and amendments thereof, as attached in Exhibit A.

      The Custodian consents to the transfer and agrees to continue the performance of all of the terms, covenants and conditions of the Agreement and all modifications and amendments thereof, as if the Trust had originally signed and was a party to the Agreement.

Accepted,



THE BURNHAM FUND, INC.

By:____________________________________

Name:__________________________________

Title:_________________________________

Date:__________________________________





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BURNHAM INVESTORS TRUST

By:____________________________________

Name:__________________________________

Title:_________________________________

Date:__________________________________


INVESTORS FIDUCIARY TRUST COMPANY

By:____________________________________

Name:__________________________________

Title:_________________________________

Date:__________________________________

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